UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2020

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

        (212) 946-8400
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 13, 2020, Tapestry, Inc. (“Tapestry” or the “Company”) issued a press release (the “Press Release”) in which the Company announced its financial results for its fourth fiscal quarter and fiscal year ended June 27, 2020.  The Company also posted a slide presentation entitled “Investor Presentation” dated August 13, 2020 on the “Presentations & Financial Reports” investor section of its website (www.tapestry.com). Copies of the Press Release and slide presentation are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively. Information on the Company’s website is not, and will not be deemed to be, a part of this Current Report on Form 8-K or incorporated into any other filings the Company may make with the Securities and Exchange Commission.

The information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously announced in a Current Report on Form 8-K filed on April 30, 2020 (the “April 8-K”), Tapestry is taking actions to review its business under its multi-year growth agenda.  This multi-faceted, multi-year strategic growth plan (the "Acceleration Program") reflects: (i) actions to streamline the Company's organization; (ii) select store closures as the Company optimizes its fleet (including store closure costs incurred as the Company exits certain regions in which it currently operates); and, (iii) professional fees and compensation costs incurred as a result of the development and execution of the Company’s comprehensive strategic initiatives aimed at increasing profitability.  Including charges taken in the fourth quarter of fiscal year 2020, the Company now expects total pre-tax charges under the plan of $185 – $200 million (the “Total Charges”).  The Acceleration Program is expected to be substantially complete by the end of fiscal year 2022, with the majority of the Total Charges expected to be incurred by the end of fiscal year 2021.  Of the Total Charges, the Company now expects to incur $75 – $80 million related to actions to streamline the Company’s organization, updated from the Company’s prior expectation of $55 – $70 million announced in the April 8-K, $50 – $55 million related to store closures, and $60 – $65 million primarily related to professional fees and compensation costs as a result of the Company’s profitability initiatives. The Total Charges are expected to consist primarily of cash charges. Of the Total Charges, the Company incurred charges of $87.0 million during the fourth quarter of fiscal 2020, primarily related to employee severance charges and store closure costs.  The April 8-K is hereby deemed amended and supplemented by the foregoing.

Certain statements in this Form 8-K are forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, the statements regarding the Company’s multi-year growth agenda and Acceleration Program and statements that can be identified by the use of forward-looking terminology such as “may,” “will, ” “expect” “can,” “growth agenda,”  “review,” “plan,” “estimate,” “approximately,” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of the Covid-19 pandemic, our ability to execute the Acceleration Program, the ability to control costs and successfully execute our growth strategies, expected economic trends, the ability to anticipate consumer preferences, risks associated with operating in international markets, our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, and the impact of tax and other legislation, etc.  Please refer to the Company’s latest Annual Report on Form 10-K, quarterly report on 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors.  The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are being furnished herewith:

99.1    Text of Press Release, dated August 13, 2020

99.2    Slide Presentation entitled “Investor Presentation,” dated August 13, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 13, 2020

TAPESTRY, INC.

By:	/s/ David E. Howard
David E. Howard
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1          Text of Press Release, dated August 13, 2020
99.2          Slide Presentation entitled “Investor Presentation,” dated August 13, 2020